Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: October 23, 2024

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank, announced its unaudited, consolidated financial results for the three and nine-month periods ended September 30, 2024.

Unaudited Financial Information

Net income for the quarter ended September 30, 2024 was $5.0 million, or $0.86 diluted earnings per share, compared to $5.3 million, or $0.93 diluted earnings per share, for the quarter ended September 30, 2023.  The $0.3 million decline in net income resulted primarily from the $1.0 million increase in non-interest expenses coupled with a $0.4 million increase in the provision for credit losses on unfunded loan commitments and $0.2 million increase in the provision for credit losses on loans. This was partially offset by a $0.8 million increase in net interest income and a $0.7 million increase in non-interest income.

For the nine months ended September 30, 2024, net income was $15.0 million, or $2.59 diluted earnings per share, compared to $17.7 million, or $3.11 diluted earnings per share, for the nine months ended September 30, 2023.  The $2.7 million, or 15%, decline in net income stemmed from the $2.0 million higher non-interest expenses and $1.6 million reduction in net interest income partially offset by the increase of $0.8 million in non-interest income.

"Our third quarter results reflect strong balance sheet growth, increased capital levels, liquidity, and non-interest income,” stated Daniel J. Santaniello, President and Chief Executive Officer. “Q3 also reflected an increase in net interest margin. We remain focused, disciplined and thoughtful as we execute on our strategic plan. The Fidelity Bankers continue to demonstrate exemplary efforts and Fidelity Bank is well positioned for the future and committed to our clients, shareholders, and the communities we serve.”

Consolidated Third Quarter Operating Results Overview

Net interest income was $15.4 million for the third quarter of 2024, a 5% increase over the $14.6 million earned for the third quarter of 2023.  The $0.8 million increase in net interest income resulted from the increase of $3.6 million in interest income primarily due to a $71.0 million increase in the average balance of interest-earning assets and a 50 basis point increase in fully-taxable equivalent ("FTE") yield. The loan portfolio had the biggest impact, producing a $3.7 million increase in FTE interest income from $122.8 million in higher quarterly average balances and an increase of 50 basis points in FTE loan yield. Slightly offsetting the higher interest income, a $2.8 million increase in interest expense was due to a 55 basis point increase in the rates paid on interest-bearing deposits coupled with a $94.4 million quarter-over-quarter increase in average deposit balances.

The overall cost of interest-bearing liabilities was 2.70% for the third quarter of 2024, an increase of 53 basis points from the 2.17% for the third quarter of 2023.  The cost of funds increased 45 basis points to 2.08% for the third quarter of 2024 from 1.63% for the third quarter of 2023. The FTE yield on interest-earning assets was 4.68% for the third quarter of 2024, an increase of 50 basis points from the 4.18% for the third quarter of 2023.  The Company’s FTE (non-GAAP measurement) net interest spread was 1.98% for the third quarter of 2024, a decrease of 3 basis points from the 2.01% recorded for the third quarter of 2023.  FTE net interest margin increased to 2.70% for the three months ended September 30, 2024 from 2.63% for the same 2023 period due to allocation of better performing interest earning assets, which led to a 7 basis point margin improvement.

The provision for credit losses on loans was $0.7 million coupled with a provision for credit losses on unfunded loan commitments of $0.1 million for the third quarter of 2024. For the three months ended September 30, 2024, the provision for credit losses on loans increased $0.2 million compared to the three months ended September 30, 2023. The increase in the provision for credit losses on loans was due to growth in the loan portfolio of $67.0 million in the third quarter of 2024 compared to growth of $16.1 million in the same quarter of 2023, specifically in the commercial loan portfolio. For the three months ended September 30, 2024, the provision for credit losses on unfunded loan commitments increased $0.4 million compared to the three months ended September 30, 2023. The increase in the provision for credit losses on unfunded commitments was due to a growth in the unfunded commitments reserve of $135 thousand in the third quarter of 2024 compared to a reduction of $275 thousand in the same quarter of 2023, specifically in commercial construction commitments.

Total non-interest income increased $0.7 million, or 15%, to $5.0 million for the third quarter of 2024 compared to $4.3 million for the third quarter of 2023. The increase in non-interest income was primarily attributable to an additional $0.1 million service charges on commercial loans, $0.1 million higher fees from trust fiduciary activities, $0.1 million more in financial services revenue, and fees from commercial loans with interest rate hedges increased $0.1 million.

Non-interest expenses increased $1.0 million, or 8%, for the third quarter of 2024 to $13.8 million from $12.8 million for the same quarter of 2023. The increase in non-interest expenses was primarily due to $0.9 million higher salaries and benefits expense from higher salaries related to new hires and banker incentives. There were also increases in professional services of $0.1 million and PA shares tax of $0.1 million.

The provision for income taxes increased $0.2 million during the third quarter of 2024 primarily due to less tax credits compared to the third quarter of 2023.

Consolidated Year-To-Date Operating Results Overview

Net interest income was $45.5 million for the nine months ended September 30, 2024 compared to $47.1 million for the nine months ended September 30, 2023.  The $1.6 million, or 3%, reduction was the result of interest expense growing faster than interest income.  On the asset side, the loan portfolio caused interest income growth by producing $9.5 million more in interest income primarily from an increase of 47 basis points in FTE loan yields on $97.4 million in higher average balances.  On the funding side, total interest expense increased by $11.6 million primarily due to an increase in interest expense paid on deposits of $12.0 million from an 86 basis point higher rate paid on a $97.1 million larger average balance of interest-bearing deposits, partially offset by a decrease in interest expense on borrowings of $0.4 million for the nine months ended September 30, 2024 compared to the same period in 2023.

The overall cost of interest-bearing liabilities was 2.60% for the nine months ended September 30, 2024 compared to 1.79% for the nine months ended September 30, 2023.  The cost of funds increased 66 basis points to 1.99% for the nine months ended September 30, 2024 from 1.33% for the same period of 2023. The FTE yield on interest-earning assets was 4.59% for the nine months ended September 30, 2024, an increase of 47 basis points from the 4.12% for year-to-date September 30, 2023.  The Company’s FTE (non-GAAP measurement) net interest spread was 1.99% for the nine months ended September 30, 2024, a decrease of 34 basis points from the 2.33% recorded for the same period of 2023.  FTE net interest margin decreased by 16 basis points to 2.70% for the nine months ended September 30, 2024 from 2.86% for the same 2023 period due to the increase in rates paid on interest-bearing liabilities growing at a faster pace than the yields on interest-earning assets.

The provision for credit losses on loans was $1.1 million and the provision for credit losses on unfunded loan commitments was $0.2 million for the nine months ended September 30, 2024. For the nine months ended September 30, 2024, the provision for credit losses on loans decreased $0.3 million compared to the nine months ended September 30, 2023. The decrease in the provision for credit losses on loans was due to a reduction in net charge-offs. For the nine months ended September 30, 2024, the provision for credit losses on unfunded loan commitments increased $0.3 million compared to the nine months ended September 30, 2023. The increase in the provision for credit losses on unfunded commitments was due to a higher growth in unfunded loan commitments, specifically commercial construction commitments.

Total non-interest income for the nine months ended September 30, 2024 was $14.2 million, an increase of $0.8 million, or 7%, from $13.4 million for the nine months ended September 30, 2023.  The increase was primarily due to $0.5 million in additional trust fiduciary fees and $0.2 million higher fees from financial services.  During the first nine months of 2023, the Company recorded a write-down associated with a branch closure reducing non-interest income. In the third quarter of 2023, the Company received $0.3 million in recoveries from acquired charged-off loans, offsetting the increase in other income. Additionally, the Company experienced a decrease of $0.2 million in fees from commercial loans with interest rate hedges compared to the first nine months of 2023.

Non-interest expenses increased to $41.1 million for the nine months ended September 30, 2024, an increase of $2.0 million, or 5%, from $39.1 million for the nine months ended September 30, 2023.  The increase in non-interest expenses was primarily due to the $2.0 million increase in salaries and benefits expense coupled with increases in professional fees of $0.3 million and PA shares tax of $0.3 million for the nine months ended September 30, 2024 compared to the same period in 2023. The increases were partially offset by $0.4 million less in fraud losses and $0.2 million less advertising and marketing expenses.

The provision for income taxes decreased $0.2 million during the nine months ended September 30, 2024 compared to the same period in 2023 primarily due to lower income before taxes.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets had a balance of $2.6 billion as of September 30, 2024, an increase of $0.1 billion, from $2.5 billion as of December 31, 2023. The increase resulted from $107.9 million in growth in the loans and leases portfolio during the nine months ended September 30, 2024. Cash and cash equivalents increased $8.2 million and the investment portfolio decreased by $8.5 million. The decline in the investment portfolio was primarily due to $16.7 million in paydowns partially offset by an $8.4 million increase in market value of available-for-sale securities. As of September 30, 2024, the market value of held-to-maturity securities also increased by $6.0 million compared to December 31, 2023, with $22.2 million in unrealized losses. During the same time period, total liabilities increased $95.0 million, or 4%. Deposit growth of $184.1 million was utilized to pay down $92.0 million in short-term borrowings. The Company experienced an increase of $98.7 million in money market deposits and an increase of $96.1 million in certificate of deposits due to promotional rates offered as a result of market competition. The growth in these products was partially offset by a decrease of $10.8 million in checking and savings account balances as of September 30, 2024. As of September 30, 2024, the ratio of insured and collateralized deposits to total deposits was approximately 75%.

Shareholders’ equity increased $17.8 million, or 9%, to $207.3 million at September 30, 2024 from $189.5 million at December 31, 2023. The increase was caused by retained earnings improvement from net income of $15.0 million, partially offset by $6.6 million in cash dividends paid to shareholders and a $8.0 million improvement in accumulated other comprehensive income due to lower unrealized losses in the investment portfolio. At September 30, 2024, there were no credit losses on available-for-sale and held-to-maturity debt securities.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. The Fidelity Deposit and Discount Bank remains above well capitalized limits with Tier 1 capital at 9.30% of total average assets as of September 30, 2024.  Total risk-based capital was 14.56% of risk-weighted assets and Tier 1 risk-based capital was 13.38% of risk-weighted assets as of September 30, 2024.  Tangible book value per share was $32.55 at September 30, 2024 compared to $29.57 at December 31, 2023.  Tangible common equity was 7.19% of total assets at September 30, 2024 compared to 6.79% at December 31, 2023.

Asset Quality

Total non-performing assets were $7.6 million, or 0.29% of total assets, at September 30, 2024, compared to $3.3 million, or 0.13% of total assets, at December 31, 2023. Past due and non-accrual loans to total loans were 0.62% at September 30, 2024, compared to 0.46% at December 31, 2023. Net charge-offs to average total loans were 0.02% at September 30, 2024, compared to 0.04% at December 31, 2023.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 21 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and a full suite of personal and commercial banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 5,980 hours of volunteer time and over $1.4 million in donations to non-profit organizations directly within the markets served throughout 2023. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent (FTE), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2024 and 2023.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	disruption of credit and equity markets;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;
■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

■	the effects of economic conditions of any other pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$120,169	$111,949
Investment securities	559,819	568,273
Restricted investments in bank stock	3,944	3,905
Loans and leases	1,795,548	1,686,555
Allowance for credit losses on loans	(19,630)	(18,806)
Premises and equipment, net	36,057	34,232
Life insurance cash surrender value	57,672	54,572
Goodwill and core deposit intangible	20,576	20,812
Other assets	41,778	41,667

Total assets	$2,615,933	$2,503,159

Liabilities
Non-interest-bearing deposits	$549,710	$536,143
Interest-bearing deposits	1,792,796	1,622,282
Total deposits	2,342,506	2,158,425
Short-term borrowings	25,000	117,000
Secured borrowings	6,323	7,372
Other liabilities	34,843	30,883
Total liabilities	2,408,672	2,313,680

Shareholders' equity	207,261	189,479

Total liabilities and shareholders' equity	$2,615,933	$2,503,159

Average Year-To-Date Balances:	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$51,707	$35,462
Investment securities	556,559	597,359
Restricted investments in bank stock	3,961	4,212
Loans and leases	1,722,655	1,635,286
Allowance for credit losses on loans	(19,169)	(18,680)
Premises and equipment, net	35,418	32,215
Life insurance cash surrender value	55,963	54,085
Goodwill and core deposit intangible	20,679	20,977
Other assets	41,854	44,180

Total assets	$2,469,627	$2,405,096

Liabilities
Non-interest-bearing deposits	$524,238	$558,962
Interest-bearing deposits	1,673,443	1,586,527
Total deposits	2,197,681	2,145,489
Short-term borrowings	39,873	49,860
Secured borrowings	7,009	7,489
Other liabilities	31,724	29,881
Total liabilities	2,276,287	2,232,719

Shareholders' equity	193,340	172,377

Total liabilities and shareholders' equity	$2,469,627	$2,405,096

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sep. 30, 2024	Sep. 30, 2023	Sep. 30, 2024	Sep. 30, 2023
Interest income
Loans and leases	$24,036	$20,502	$68,685	$59,223
Securities, interest-bearing cash and other	3,263	3,176	10,278	9,772

Total interest income	27,299	23,678	78,963	68,995

Interest expense
Deposits	(11,297)	(8,488)	(31,697)	(19,713)
Borrowings and debt	(571)	(551)	(1,775)	(2,136)

Total interest expense	(11,868)	(9,039)	(33,472)	(21,849)

Net interest income	15,431	14,639	45,491	47,146

Net benefit (provision) for credit losses on loans	(675)	(525)	(1,075)	(1,380)
Net benefit (provision) for credit losses on unfunded loan commitments	(135)	275	(225)	100
Non-interest income	4,979	4,325	14,167	13,349
Non-interest expense	(13,840)	(12,784)	(41,146)	(39,066)

Income before income taxes	5,760	5,930	17,212	20,149

(Provision) benefit for income taxes	(793)	(590)	(2,252)	(2,407)
Net income	$4,967	$5,340	$14,960	$17,742

	Three Months Ended
	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023
Interest income
Loans and leases	$24,036	$22,516	$22,133	$21,406	$20,502
Securities, interest-bearing cash and other	3,263	3,523	3,492	3,434	3,176

Total interest income	27,299	26,039	25,625	24,840	23,678

Interest expense
Deposits	(11,297)	(10,459)	(9,941)	(9,232)	(8,488)
Borrowings and debt	(571)	(463)	(741)	(707)	(551)

Total interest expense	(11,868)	(10,922)	(10,682)	(9,939)	(9,039)

Net interest income	15,431	15,117	14,943	14,901	14,639

Net benefit (provision) for credit losses on loans	(675)	(275)	(125)	(111)	(525)
Net benefit (provision) for credit losses on unfunded loan commitments	(135)	(140)	50	65	275
Non-interest income (loss)	4,979	4,615	4,572	(1,944)	4,325
Non-interest expense	(13,840)	(13,616)	(13,689)	(12,804)	(12,784)

Income before income taxes	5,760	5,701	5,751	107	5,930

(Provision) benefit for income taxes	(793)	(766)	(694)	361	(590)
Net income	$4,967	$4,935	$5,057	$468	$5,340

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023
Assets
Cash and cash equivalents	$120,169	$78,085	$72,733	$111,949	$110,471
Investment securities	559,819	552,495	559,016	568,273	576,688
Restricted investments in bank stock	3,944	3,968	3,959	3,905	3,800
Loans and leases	1,795,548	1,728,509	1,697,299	1,686,555	1,647,552
Allowance for credit losses on loans	(19,630)	(18,975)	(18,886)	(18,806)	(18,757)
Premises and equipment, net	36,057	35,808	34,899	34,232	32,625
Life insurance cash surrender value	57,672	57,278	54,921	54,572	54,226
Goodwill and core deposit intangible	20,576	20,649	20,728	20,812	20,897
Other assets	41,778	42,828	44,227	41,667	49,318

Total assets	$2,615,933	$2,500,645	$2,468,896	$2,503,159	$2,476,820

Liabilities
Non-interest-bearing deposits	$549,710	$527,572	$537,824	$536,143	$549,741
Interest-bearing deposits	1,792,796	1,641,558	1,678,172	1,622,282	1,602,018
Total deposits	2,342,506	2,169,130	2,215,996	2,158,425	2,151,759
Short-term borrowings	25,000	98,120	25,000	117,000	124,000
Secured borrowings	6,323	7,237	7,299	7,372	7,439
Other liabilities	34,843	30,466	28,966	30,883	28,190
Total liabilities	2,408,672	2,304,953	2,277,261	2,313,680	2,311,388

Shareholders' equity	207,261	195,692	191,635	189,479	165,432

Total liabilities and shareholders' equity	$2,615,933	$2,500,645	$2,468,896	$2,503,159	$2,476,820

Average Quarterly Balances:	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023
Assets
Cash and cash equivalents	$41,991	$58,351	$54,887	$42,176	$33,238
Investment securities	554,578	551,445	563,674	558,423	598,604
Restricted investments in bank stock	3,965	3,983	3,934	3,854	3,763
Loans and leases	1,763,254	1,707,598	1,696,669	1,664,905	1,640,411
Allowance for credit losses on loans	(19,323)	(19,171)	(19,013)	(19,222)	(18,812)
Premises and equipment, net	36,219	35,433	34,591	33,629	31,746
Life insurance cash surrender value	57,525	55,552	54,796	54,449	54,110
Goodwill and core deposit intangible	20,602	20,677	20,759	20,844	20,930
Other assets	41,734	42,960	40,871	46,028	44,346

Total assets	$2,500,545	$2,456,828	$2,451,168	$2,405,086	$2,408,336

Liabilities
Non-interest-bearing deposits	$522,827	$530,048	$519,856	$533,663	$548,682
Interest-bearing deposits	1,702,187	1,670,211	1,647,615	1,616,826	1,607,793
Total deposits	2,225,014	2,200,259	2,167,471	2,150,489	2,156,475
Short-term borrowings	37,220	28,477	53,952	48,490	37,595
Secured borrowings	6,429	7,269	7,335	7,412	7,470
Other liabilities	31,999	30,734	32,434	30,745	29,638
Total liabilities	2,300,662	2,266,739	2,261,192	2,237,136	2,231,178

Shareholders' equity	199,883	190,089	189,976	167,950	177,158

Total liabilities and shareholders' equity	$2,500,545	$2,456,828	$2,451,168	$2,405,086	$2,408,336

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023
Selected returns and financial ratios
Basic earnings per share	$0.87	$0.86	$0.88	$0.08	$0.94
Diluted earnings per share	$0.86	$0.86	$0.88	$0.08	$0.93
Dividends per share	$0.38	$0.38	$0.38	$0.38	$0.36
Yield on interest-earning assets (FTE)*	4.68%	4.58%	4.52%	4.36%	4.18%
Cost of interest-bearing liabilities	2.70%	2.58%	2.51%	2.36%	2.17%
Cost of funds	2.08%	1.96%	1.93%	1.79%	1.63%
Net interest spread (FTE)*	1.98%	2.00%	2.01%	2.00%	2.01%
Net interest margin (FTE)*	2.70%	2.71%	2.69%	2.66%	2.63%
Return on average assets	0.79%	0.81%	0.83%	0.08%	0.88%
Pre-provision net revenue to average assets*	1.05%	1.00%	0.96%	0.03%	1.02%
Return on average equity	9.89%	10.44%	10.71%	1.10%	11.96%
Return on average tangible equity*	11.02%	11.72%	12.02%	1.26%	13.56%
Efficiency ratio (FTE)*	65.33%	66.47%	67.56%	63.74%	65.01%
Expense ratio	1.41%	1.47%	1.50%	2.43%	1.39%

	Nine months ended
	Sep. 30, 2024	Sep. 30, 2023
Basic earnings per share	$2.61	$3.13
Diluted earnings per share	$2.59	$3.11
Dividends per share	$1.14	$1.08
Yield on interest-earning assets (FTE)*	4.59%	4.12%
Cost of interest-bearing liabilities	2.60%	1.79%
Cost of funds	1.99%	1.33%
Net interest spread (FTE)*	1.99%	2.33%
Net interest margin (FTE)*	2.70%	2.86%
Return on average assets	0.81%	0.99%
Pre-provision net revenue to average assets*	1.00%	1.19%
Return on average equity	10.34%	13.64%
Return on average tangible equity*	11.57%	15.52%
Efficiency ratio (FTE)*	66.44%	62.33%
Expense ratio	1.46%	1.43%

Other financial data	At period end:
(dollars in thousands except per share data)	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023
Assets under management	$942,190	$906,861	$900,964	$876,287	$799,968
Book value per share	$36.13	$34.12	$33.41	$33.22	$29.04
Tangible book value per share*	$32.55	$30.52	$29.80	$29.57	$25.37
Equity to assets	7.92%	7.83%	7.76%	7.57%	6.68%
Tangible common equity ratio*	7.19%	7.06%	6.98%	6.79%	5.89%
Allowance for credit losses on loans to:
Total loans	1.09%	1.10%	1.11%	1.12%	1.14%
Non-accrual loans	2.77x	2.75x	5.31x	5.68x	6.24x
Non-accrual loans to total loans	0.39%	0.40%	0.21%	0.20%	0.18%
Non-performing assets to total assets	0.29%	0.28%	0.15%	0.13%	0.14%
Net charge-offs to average total loans	0.02%	0.03%	0.01%	0.04%	0.04%

Fidelity Bank Capital Adequacy Ratios
Total risk-based capital ratio	14.56%	14.69%	14.68%	14.57%	14.69%
Common equity tier 1 risk-based capital ratio	13.38%	13.52%	13.47%	13.32%	13.51%
Tier 1 risk-based capital ratio	13.38%	13.52%	13.47%	13.32%	13.51%
Leverage ratio	9.30%	9.30%	9.15%	9.08%	9.17%

* Non-GAAP Financial Measures - see reconciliations below

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands, except per share data)	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023
FTE net interest income (non-GAAP)
Interest income (GAAP)	$27,299	$26,039	$25,625	$24,840	$23,678
Adjustment to FTE	775	751	747	664	700
Interest income adjusted to FTE (non-GAAP)	28,074	26,790	26,372	25,504	24,378
Interest expense (GAAP)	11,868	10,922	10,682	9,939	9,039
Net interest income adjusted to FTE (non-GAAP)	$16,206	$15,868	15,690	15,565	15,339

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$13,840	$13,616	$13,689	$12,804	$12,784

Net interest income (GAAP)	15,431	15,117	14,943	14,901	14,639
Plus: taxable equivalent adjustment	775	751	747	664	700
Non-interest income (GAAP)	4,979	4,615	4,572	(1,944)	4,325
Less: (Loss) gain on sales of securities	-	-	-	(6,467)	-
Net interest income (FTE) plus adjusted non-interest income (non-GAAP)	$21,185	$20,483	$20,262	$20,088	$19,664
Efficiency ratio (non-GAAP) (1)	65.33%	66.48%	67.56%	63.74%	65.01%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,615,933	$2,500,645	$2,468,896	$2,503,159	$2,476,820
Less: Intangible assets	(20,576)	(20,649)	(20,728)	(20,812)	(20,897)
Tangible assets	2,595,357	2,479,996	2,448,168	2,482,347	2,455,923
Total shareholders' equity (GAAP)	207,261	195,692	191,635	189,479	165,432
Less: Intangible assets	(20,576)	(20,649)	(20,728)	(20,812)	(20,897)
Tangible common equity	186,685	175,043	170,907	168,667	144,535

Common shares outstanding, end of period	5,736,025	5,735,728	5,735,732	5,703,636	5,696,351
Tangible Common Book Value per Share	$32.55	$30.52	$29.80	$29.57	$25.37
Tangible Common Equity Ratio	7.19%	7.06%	6.98%	6.79%	5.89%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$5,760	$5,701	$5,751	$107	$5,930
Plus: Provision for credit losses	810	415	75	47	250
Total pre-provision net revenue (non-GAAP)	6,570	6,116	5,826	154	6,180
Total (annualized) (non-GAAP)	$26,423	$24,600	$23,432	$609	$24,517

Average assets	$2,500,545	$2,456,828	$2,451,168	$2,405,086	$2,408,336
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.05%	1.00%	0.96%	0.03%	1.02%

Reconciliations of Non-GAAP Measures to GAAP	Nine months ended
(dollars in thousands)	Sep. 30, 2024	Sep. 30, 2023
FTE net interest income (non-GAAP)
Interest income (GAAP)	$78,963	$68,995
Adjustment to FTE	2,272	2,186
Interest income adjusted to FTE (non-GAAP)	81,235	71,181
Interest expense (GAAP)	33,472	21,849
Net interest income adjusted to FTE (non-GAAP)	$47,763	$49,332

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$41,146	$39,066

Net interest income (GAAP)	45,491	47,146
Plus: taxable equivalent adjustment	2,272	2,186
Non-interest income (GAAP)	14,167	13,349
Net interest income (FTE) plus non-interest income (non-GAAP)	$61,930	$62,681
Efficiency ratio (non-GAAP) (1)	66.44%	62.33%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$17,212	$20,149
Plus: Provision for credit losses	1,300	1,280
Total pre-provision net revenue (non-GAAP)	$18,512	$21,429
Total (annualized) (non-GAAP)	$24,661	$28,650

Average assets	$2,469,627	$2,405,100
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.00%	1.19%